PROSPECTUS Dated                        Pricing Supplement No. 61
March 1, 1997                           Effective August 11, 1997




                     U.S. $1,000,000,000           Rule 424(b)(3)
                                              Registration Statement
                  FORD MOTOR CREDIT COMPANY        No. 33-62973

                VARIABLE DENOMINATION FLOATING
                      RATE DEMAND NOTES


                     ------------------


                  Interest Rate Per Annum
                  -----------------------

Period        Tier One Notes   Tier Two Notes    Tier Three Notes
Beginning     Under $15,000    $15,000-$49,999   $50,000 and over
---------     --------------   ---------------   ----------------

08/11/97          5.31%             5.51%             5.71%